UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

      SCHEDULE 14(C) INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14f-1 THEREUNDER

CHECK THE APPROPRIATE BOX:

[ X ]    PRELIMINARY INFORMATION STATEMENT

[   ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS
         PERMITTED BY RULE 14(C)-5(D)(2))

[   ]    DEFINITIVE INFORMATION STATEMENT


                           GENERAL TELEPHONY.COM, INC.
                           ---------------------------
        (Exact name of registrant as specified in its corporate charter)

                           Commission File No. 0-31705

           NEVADA                                        91-2007477
           ------                                        ----------
   (State of Incorporation)                    (IRS Employer Identification No.)

                      901 Ponce de Leon Boulevard, Suite303
                           Coral Gables, Florida 33134
                           ---------------------------
                    (Address of principal executive offices)

                                 (305) 476-1807
                                 --------------
                           (Issuer's telephone number)

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PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX)
[X]   NO FEE REQUIRED.

[ ]   FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14C-5(G) AND 0-11.

1)    TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
      COMMON STOCK, $0.001 PAR VALUE

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2)   AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

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3)   PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT
     TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

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4)   PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

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5)   TOTAL FEE PAID

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[ ]   FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.


[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11 (A) (2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF FILING.

      1)   AMOUNT PREVIOUSLY PAID:

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      2)   FORM, SCHEDULE OR REGISTRATION NO.:

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      3)   FILING PARTY:

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      4)   DATE FILED:

================================================================================

                           GENERAL TELEPHONY.COM, INC.

INTRODUCTION

         This Information Statement is being delivered on or about October __, 2002 to the holders of shares of common stock, par value $0.001 (the "Common Stock") of General Telephony.com, Inc. (the "Company"). You are receiving this Information Statement in connection with the appointment of a new member to the Company's board of directors and the planned merger of the Company into a wholly-owned subsidiary for purposes of changing the Company's name and its domicile.

         On July 12, 2002, I. A. Europe, Inc. (the "Parent") purchased approximately 95.8% of the Company's issued and outstanding Common Stock or a total of 2,886,000 shares of Common Stock from existing stockholders for an aggregate purchase price of $550,000. As a condition to closing the transaction, Ms. Melissa Fernandez, who previously served the Company as a director and corporate secretary, resigned. In addition, Mr. David D. Selmon, Jr. who has served the Company as a director, president, chief executive officer, chief financial officer and treasurer, also agreed to resign as an officer effective July 12, 2002. Although Mr. Selmon had previously agreed to resign as a director effective 10 days after the filing of this Information Statement, he tendered his resignation as of July 17, 2002 due to other commitments.

         Mr. Victor Minca, chief executive officer of the Company replaced Ms. Fernandez as a director and became president, secretary and treasurer of the Company. In compliance with Section 14(f) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 14f-1 thereunder, following 10 days from the date of mailing of this Information Statement, the officers and directors of the Company will be as described below:

                  Victor Minca              Chief executive officer, secretary,
                                            treasurer and chairman of the board

                  Attilio Granzotto         President
                  John McAuliffe            Chief financial officer
                  Mario Garcia              Director

Following 10 days from the date of mailing this Information Statement, the Company will merge into a Delaware corporation formed by the Parent, thereby changing the Company's name to I. A. Europe Group, Inc. and its domicile from Nevada to Delaware.

YOU ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities of the Company
--------------------------------

         On September 25, 2002, there were 3,011,300 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on each matter that may come before a meeting of the stockholders.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

         The following table sets forth, as of September 30, 2002, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each officer and director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all directors and executive officers as a group.

                                                     Amount and
                                                      Nature of
                   Name and Address of               Beneficial        Percent
Title of Class     Beneficial Owner(1)                Ownership       of Class
--------------     -------------------                ---------       --------

Common Stock       I.A. Europe, Inc.                  2,886,000         95.8%
                   301 Ponce de Leon, Suite 303
                   Miami, FL 33134

Common Stock       Victor Minca (2)                   2,886,000         95.8%


(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and unless otherwise indicated, represents securities for which the beneficial owner has sole voting investment power or has the power to acquire such beneficial ownership within 60 days.

(2) Mr. Minca, as chief executive officer of the Parent may be deemed a beneficial owner of the Common Stock of the Company by the Parent. He disclaims beneficial ownership.

Change in Control
-----------------

         On July 12, 2002, I. A. Europe, Inc. acquired 2,886,000 shares of Common Stock from certain stockholders of the Company in a private transaction. Through this purchase, I. A. Europe, Inc. acquired control of the issuer.

Directors and Executive Officers
--------------------------------

         The following table sets forth the name and age of the persons who will be directors and executive officers of the Company effective 10 days after the mailing of this Information Statement. The executive officers of the Company are elected annually by the board of directors. The directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the board of directors. Unless described below, there are no family relationships among any of the directors and officers.

Name                   Age      Position(s)
----                   ---      -----------

Victor Minca           64       Chief executive officer, secretary, treasurer,
                                chairman of the board of directors

Attilio Granzotto      44       President

John McAuliffe         64       Chief financial officer

Mario Garcia           41       Director


VICTOR MINCA founded the Parent in March of 1999, and is its chief executive officer and chairman of the board of directors. Effective July 12, 2002, he began serving the positions referred to in the above table. He is also the founder and editor of "Made in 2001", an international magazine written in English, Italian and Spanish published by the Parent. Previously, Mr. Minca was self-employed as a fashion and advertising photographer for international magazines and advertising agencies in Australia, Asia, Africa, North and South America, from 1963 to 1980. From 1980 to 1991, he was a general manager for General Development Corp., a major United States land developer, where he was responsible for sales and marketing.

ATTILLIO GRANZOTTO has been the Parent's president since November 2000. He is a market analyst with background in research and telemarketing, and is experienced in directing and managing a sales force. From 1987 to 1990, he was a financial adviser with FININVEST "Programma Italia" and from 1990 to 1995 with ING Sviluppo. From 1995 to 2000, Mr. Granzotto was a majority partner of Diaport International, an Italian firm involved in communication and marketing with offices in Italy and Germany.

JOHN McAULIFFE has been chief financial officer of the Parent since June 2002. From August of 1989 to December of 2000, he worked as controller for a privately held company, Appliance Doctor of Central Florida, Inc. Concurrently, he worked as an adjunct professor for Valencia Community College. Later in January of 2001 to present, he rejoined Valencia College as a professor of business.

MARIO GARCIA, has been a director of the Parent since February 2002. Mr. Garcia has been a partner with several Florida law firms. Since December 1999, he has been a member of the firm of Mario Garcia, P.A. From August 1995 through December 2000 he was a member of LaFevre & Garcia, P.A, and from January 1992 through December 1999, Mr. Garcia was a partner of Pappas & Garcia, P.A. During the Fall of 1999, Mr. Garcia was a visiting professor of business law at the Valencia Community College, West Campus in Orlando, Florida. Mr. Garcia graduated from Columbia University School of Law in 1987.

EXECUTIVE COMPENSATION

         As a result of the Company's limited available cash no officer or director received compensation during the fiscal year ended 2001.

AUDIT COMMITTEE

         The board of directors does not have an audit committee, nominating committee or compensation committee or any committees performing similar functions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On July 12, 2002, Mr. Minca became president, secretary, treasurer and a director of the Company. He will resign as president and secretary effective 10 days after the mailing of this Information Statement.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, none of the officers, directors or stockholders of the Company was delinquent in any necessary filings under
Section 16(a).

EXECUTIVE OFFICERS AND DIRECTORS

         The Company currently does not pay any cash salaries to any officers or directors.

         The following table sets forth certain information concerning the granting of incentive stock options during the last completed fiscal year to each of the name executive officers and the terms of such options.


                    Option/SAR Grants in the Last Fiscal Year

                                Individual Grants

                  Number of                 % of Total
                  Securities                Options/SAR
                  Underlying                Granted to                 Exercise
                  Options/SARs              Employees in               or Base Price
Name              Granted (#)               Fiscal Year                ($/Share)        Expiration
--------------------------------------------------------------------------------------------------
David D. Selmon, Jr.   0                         0                          0                0

Melissa Fernandez      0                         0                          0                0

         The following table sets forth certain information concerning the exercise of incentive stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:


               Aggregated Option/SAR Exercises in Last Fiscal Year

                          and FY-End Option/SAR Values

                                                                                   Value of
                                                            Number of              Unexercised
                                                            Unexercised            In-the-Money
                                                            Options/SARs           Options/SARs
                  Shares                                    at FY-End (#)          At FY-End
                  Acquired          Value Realized          Exercisable/           Exercisable/
Name              on Exercise (#)   ($)                     Unexercisable          Unexercisable
------------------------------------------------------------------------------------------------
David D. Selmon, Jr.   0                 0                       0                      0

Melissa Fernandez      0                 0                       0                      0


LEGAL PROCEEDINGS

         The Company is not aware of any legal proceedings in which any director, officer, or any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any affiliate of any such director, officer, affiliate of the Company, or security holder, is a party adverse to the Company or has a material interest adverse to the Company.

                              AVAILABLE INFORMATION

         The public may read and copy any materials filed by our Company with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Reports, proxy and information statements, and other information regarding our Company and other issuers that file reports electronically with the Commission may be viewed at http://www.sec.gov.

Dated:  _______ __, 2002                    By order of the Board of Directors


                                            /s/ Victor Minca
                                            -----------------
                                            Victor Minca, President